Exhibit 99.1

News Release
Contact information:
John A. Jordan
Senior Director, Corporate Communications
617-299-2852

ALTUS PHARMACEUTICALS SECURES
ALTU-135 COMMERCIAL MANUFACTURER
- — Lonza Selected as Altus’ ALTU-135 Commercial Manufacturer — -

Cambridge, MA – November 17, 2006 — Altus Pharmaceuticals Inc. (NASDAQ: ALTU), a biopharmaceutical company focused on oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders, announced today that it has signed a long-term agreement with Lonza Group Ltd (SWX: LONN), to commercially manufacture Altus’ ALTU-135 drug substances at Lonza’s facility in Kouøím, Czech Republic. ALTU-135, the Company’s orally administered enzyme replacement therapy in development for patients with pancreatic insufficiency, is the drug product that results after blending three drug substance enzymes: protease, lipase and amylase. This consistent and pure enzyme combination is designed to improve fat, protein and carbohydrate absorption in pancreatic insufficient individuals. ALTU-135 is intended to replace missing digestive enzymes to promote and maintain proper digestion and growth in affected patients.

On November 15, 2006, Altus Pharmaceuticals announced that it plans to initiate its ALTU-135 Phase III clinical trial in the second quarter of 2007. Altus will continue to utilize its current contract manufacturer for the drug substances to be used in the ALTU-135 Phase III clinical trial. In preparation for the ALTU-135 commercial launch, Altus and Lonza will coordinate and manage the technology transfer as well as the installation and qualification of the key equipment necessary for the production of ALTU-135 while the Phase III trial is being conducted.

“We are pleased to be collaborating with Lonza, which is an organization with significant expertise in biopharmaceutical production, microbial fermentation, process optimization and quality systems,” commented Sheldon Berkle, President and CEO of Altus. “We believe selecting Lonza is a significant milestone for the ALTU-135 program. We continue to work towards putting the pieces in place for a successful ALTU-135 commercial launch.”

Lonza’s CEO, Stefan Borgas said, “Lonza is gratified to be partnering with Altus Pharmaceuticals and to be awarded this significant manufacturing agreement. We believe this relationship will significantly benefit both organizations and will ultimately result in a valuable therapy for patients in need.”

- more -

Altus Secures ALTU-135 CMO/2

About Altus Pharmaceuticals Inc.

Altus Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of oral and injectable protein therapeutics for patients with gastrointestinal and metabolic disorders. The company has headquarters in Cambridge, Massachusetts, and is listed on the NASDAQ Global Market under the symbol ALTU. For additional information about the company, please visit www.altus.com.

About Lonza

Lonza Group Ltd is one of the world’s leading suppliers to the pharmaceutical, healthcare and life science industries. Its products and services span its customers’ needs from research to final product manufacture. Lonza is the global leader in the production and support of pharmaceutical active ingredients both chemically as well as biotechnologically. Lonza has strong capabilities in large and small molecules, peptides, amino acids and niche bioproducts. Lonza is also a leading provider of value chemical and biotech ingredients to the nutrition, hygiene, preservation, agro and personal care markets. Lonza is headquartered in Basel, Switzerland and is listed on the SWX Swiss Exchange. Further information can be found at www.lonza.com.

Safe Harbor Statement
Certain statements in this news release concerning Altus’ business are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, those relating to the planned initiation of Phase III clinical trials for ALTU-135. Any or all of the forward-looking statements in this press release may turn out to be wrong. They can be affected by inaccurate assumptions Altus might make or by known or unknown risks and uncertainties, including, but not limited to uncertainties as to the future success of ongoing and planned clinical trials; and the unproven safety and efficacy of products under development. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Altus’ reports to the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2005. However, Altus undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise.

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